Paul B. Manning SC 13G

Exhibit A

EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

Dated: February 14, 2022

/s/ Paul B. Manning
Paul B. Manning

The Paul B. Manning Revocable Trust Dated May 10, 2000

By:	/s/ Paul B. Manning
Name:	Paul B. Manning
Title:	Trustee

BKB Growth Investments, LLC

By Tiger Lily Capital, LLC, its manager

By:	/s/ Paul B. Manning
Name:	Paul B. Manning
Title:	Manager

By:	/s/ Bradford Manning
Name:	Bradford Manning
Title:	Manager